Exhibit 21.1
NOBILIS HEALTH CORP. SUBSIDIARIES
As of December 31, 2017

Name of subsidiary	Jurisdiction of Formation
Northstar Healthcare Holdings, Inc.	Delaware
Northstar Healthcare Acquisitions, L.L.C.	Delaware
Northstar Healthcare Subco, L.L.C.	Delaware
First Nobilis, LLC	Texas
Northstar Healthcare Management Company, LLC	Texas
Northstar Healthcare Surgery Center-Scottsdale, LLC	Arizona
Northstar Healthcare Dallas Management, LLC	Texas
NHC ASC - Dallas, LLC	Texas
Central Dallas Surgery Center, LLC	Texas
Southwest Freeway Surgery Center, LLC	Texas
Northstar Healthcare Surgery Center - Houston, LLC	Texas
First Nobilis Hospital Management, LLC	Texas
First Nobilis Hospital, LLC	Texas
First Nobilis Surgical Center, LLC	Texas
Nobilis Health Network, Inc.	Texas
Northstar Healthcare Limited Partner, L.L.C.	Delaware
Northstar Healthcare General Partner, L.L.C.	Delaware
Hermann Drive Surgical Hospital, LP	Texas
The Palladium for Surgery Houston, LTD.	Texas
Medical Ambulatory Surgical Suites, L.P.	Texas
The Palladium for Surgery-Dallas, LTD.	Texas
Microsurgery Institute LLC	Texas
Nobilis Health Marketing, LLC	Texas
Athas Health, LLC	Texas
Athas Administrative, LLC	Texas
Athas Holdings, LLC	Texas
Peak Surgeon Innovations, LLC	Texas
Peak Neuromonitoring Associates-Texas II, LLC	Texas
Nobilis Surgical Assist, LLC	Texas
Southwest Houston Surgical Assist, LLC	Texas
Marsh Lane Surgical Hospital, LLC	Texas
Central Medical Solutions, LLC	Texas
Perimeter Road Surgical Hospital, LLC	Arizona
Concertis, LLC Premier Health Specialists, LLC	Texas Arizona
MPDSC, LLC	Texas
Southwest Freeway Surgery Center Management, LLC	Texas
Central Dallas Management, LLC	Texas
Nobilis Vascular Holding Company, LLC	Arizona
Chandler Surgery Center, LLC	Arizona
Oracle Surgery Center, LLC	Arizona
Phoenix Surgery Center, LLC	Arizona
Bellaire Surgical Hospital Holdings, LLC	Texas
Nobilis Health Network Specialist Group, PLLC	Texas

ZD Anesthesia, PLLC	Texas
NH Anesthesia Health Network, PLLC	Texas
Aerial Anesthesia, PLLC	Texas
NH Clinical Services, PLLC	Texas
Dallas Metro Surgery Center, LLC	Texas
Nobilis Vascular Texas, LLC	Texas
Elite Sinus Spine Ortho, LLC	Texas
Houston Metro Ortho and Spine Surgery Center, LLC	Texas
Elite Center for Minimally Invasive Surgery, LLC	Texas
Elite Hospital Management, LLC	Texas
NH Provider Network, PLLC	Texas
Nobilis Texas Physicians Associates, PLLC	Texas
NH Physicians Group, PLLC	Texas
American Physicians Group, PLLC	Texas
PEAK Neuromonitoring Physicians I, PLLC	Texas
PEAK Neuromonitoring Physicians II, PLLC	Texas
PEAK Neuromonitoring Associates Texas, LLC	Texas
PSH Management, LLC	Texas
Mountain West Surgery Center, LLC	Texas
Nobilis Arizona Holding Company, LLC	Arizona
Nobilis Uptown Holding, LLC	Texas
North Phoenix ASC Management, LLC	Arizona
NHC Arizona Professional Associates, LLC	Arizona
Houston Microsurgery Institute, LLC	Texas